UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)

(515) 221-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 2, 2024, American Equity Investment Life Holding Company, an Iowa corporation (the “Company”) completed the transactions contemplated by the Agreement and Plan of Merger, dated as of July 4, 2023 (the “Merger Agreement”), by and among the Company, Brookfield Reinsurance Ltd., a Bermuda exempted company limited by shares (“Parent”), Arches Merger Sub Inc., an Iowa corporation and an indirect, wholly owned subsidiary of Parent (“Merger Sub”) and, solely for the purposes set forth in the Merger Agreement, Brookfield Asset Management Ltd., a company incorporated under the laws of the Province of British Columbia (“BAM”). Pursuant to the Merger Agreement, the Company merged with and into Merger Sub, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated by reference in this Item 2.01.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $1.00 per share, of the Company (“Company Common Share”) (excluding Company Common Shares held by holders exercising appraisal rights, shares owned by the Company as treasury stock, shares owned by Parent, Merger Sub or their subsidiaries, or shares subject to Company restricted stock awards (as discussed further below)) was converted into the right to receive (i) $38.85 per share in cash, without interest (the “Cash Consideration”) and (ii) the Stock Consideration (as defined in the Merger Agreement; the “Stock Consideration”, together with the Cash Consideration, the “Merger Consideration”), equal to 0.45464 fully-paid and nonassessable shares of class A limited voting shares of BAM (“BAM Class A Stock”). The Stock Consideration was determined in accordance with the Exchange Ratio (as defined in the Merger Agreement), based on the 10-day volume-weighted average share price of BAM Class A Stock (measured five business days prior to closing of the Merger) (the “BAM Class A Stock Price”), such that the value of the Stock Consideration equals $17.65 and the aggregate value of the Merger Consideration delivered for each share of AEL Common Stock equals $56.50.

In addition, at the Effective Time:

•	each outstanding and unexercised stock option (“Company Option”) (whether vested or unvested) was automatically canceled and converted into the right to receive a cash payment, without interest, equal to the product, rounded to the nearest cent, of (1) the number of Company Common Shares subject to such Company Option immediately prior to the Effective Time and (2) the excess, if any, of $55.00 over the exercise price per share of such Company Option; provided that any Company Option with an exercise price per share that was equal to or greater $55 was automatically canceled for no consideration;

•	each outstanding Company restricted stock unit (“Company RSU”) other than certain Company RSUs granted following the date of the Merger Agreement (“Rollover Company RSUs”) was automatically canceled and converted into the right to receive a cash payment, without interest, equal to the product, rounded to the nearest cent, of (1) the number of Company Common Shares subject to such Company RSU immediately prior to the Effective Time and (2) $55.00;

•	each outstanding Company RSU subject to performance-based vesting conditions (“Company PSU”) was automatically canceled and converted into the right to receive a cash payment, without interest, equal to the product, rounded to the nearest cent, of (1) the number of Company Common Shares subject to such Company PSU immediately prior to the Effective Time (based on (A) for Company PSUs other than the Company PSUs granted pursuant to the employee restricted stock unit award agreement, dated November 29, 2022, by and between the Company and the Chief Executive Officer of the Company (the “CEO” and such PSUs, the “VWAP PSUs”), a performance level determined based on the greater of target and actual performance as reasonably determined by the Compensation and Talent Management Committee of the Board of Directors (the “Board”) of the Company immediately prior to the Effective Time and (B) for VWAP PSUs, attainment of applicable performance goals based on $55.00) and (2) $55.00;

•	each outstanding award of Company Common Share subject to vesting restrictions (“Company Restricted Stock”) automatically had any such restrictions thereon lapsed and was converted into the right to receive a cash payment, without interest, equal to the product, rounded to the nearest cent, of (1) the number of shares of Company Restricted Stock subject to such award immediately prior to the Effective Time and (2) $55.00; and

•	any outstanding Company RSU that is a Rollover Company RSU automatically ceased to represent an award denominated in Company Common Share and was converted into an award of cash-settled restricted stock units denominated in shares of BAM Class A Stock (an “Exchanged RSU”), with the number of shares of common stock subject to each such Exchanged RSU equal to the product (rounded to the nearest whole number) of (1) the number of Company Common Shares subject to such Rollover Company RSU immediately prior to the Effective Time multiplied by (2) the quotient of (i) $55.00 divided by (ii) the BAM Class A Stock Price, and except as specifically provided in the Merger Agreement, following the Effective Time, each Exchanged RSU will continue to be governed by the same material terms and conditions (including vesting schedule and the termination protections established for such Company RSU) as were applicable to the Rollover Company RSU immediately prior to the Effective Time.

In accordance with the Merger Agreement, the Company’s issued and outstanding shares of Series A and Series B preferred stock, each, par value $1.00 per share (the “Company Preferred Shares”), were unaffected by and remain outstanding following the closing of the Merger, and the depositary shares representing one-thousandth of one share of Series A or Series B preferred stock, as applicable, continue to be listed and traded on the New York Stock Exchange.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed with the U.S. Securities and Exchange Commission (“SEC”) on July 5, 2023 as Exhibit 2.1 to the Company’s Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the consummation of the Merger, trading of Company Common Shares on the New York Stock Exchange (the “NYSE”) will be suspended prior to the opening of trading on May 3, 2024. The Company also requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of the Company Common Shares from the NYSE and the deregistration of such Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Shares will no longer be listed on the NYSE.

After the Form 25 becomes effective, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the Company Common Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Shares.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of the Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the completion of the Merger, Parent and its affiliates acquired all of the outstanding Company Common Shares not already held by Parent or its affiliates, and the Company became an indirect, wholly owned subsidiary of Parent. The aggregate Merger Consideration was approximately $2.46 billion in cash and 28,803,599 shares of BAM Class A Stock. Parent funded the Cash Consideration through cash on hand at the Parent and its subsidiaries.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Officer Changes and Arrangements

In connection with the consummation of the Merger, Anant Bhalla ceased to be an executive officer of the Company as of the Effective Time. Mr. Bhalla resigned as an employee of the Company at the Effective Time and his resignation will be treated as a termination without Cause or for Good Reason (as each such term (or similar term) is defined in his Change in Control Agreement and the award agreement in respect of the Company RSUs awarded to Mr. Bhalla in February 2024 (the “2024 Company RSUs Award Agreement”)). As previously disclosed, Axel André delivered his notice of resignation to the Company on April 8, 2024 and his resignation will be treated as a resignation for Good Reason (as such term is defined in his Amended and Restated Change in Control Agreement).

In accordance with the terms of the Merger Agreement, on April 30, 2024, the Company entered into a separation letter agreement with Mr. Bhalla (the “CEO Separation Letter”), which acknowledges that Mr. Bhalla is entitled to receive, upon the occurrence of the Effective Time, (1) the payments and benefits under his Change in Control Agreement previously filed as Exhibits 10.45 to the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2024, (2) cash payments in respect of Mr. Bhalla’s Company Options, Company RSUs, Company PSUs and Company Restricted Stock in accordance with the terms of the Merger Agreement and the 2024 Company RSUs Award Agreement, (3) a Transaction Incentive (as defined and described in further detail below), (4) a tax reimbursement payment to offset the impact of excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (as described in further detail below) and (5) treatment of Mr. Bhalla’s account balances under each of the Company’s Employee Stock Ownership Plan and Deferred Long-Term Incentive Cash Plan in accordance with the terms thereof. The foregoing description of the CEO Separation Letter does not purport to be complete and is qualified in its entirety by the full text of the CEO Separation Letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Director Changes

Pursuant to the Merger Agreement, at the Effective Time, each of David S. Mulcahy, Anant Bhalla, Joyce A. Chapman, Brenda J. Cushing, Michael E. Hayes, Douglas T. Healy, Robert L. Howe, William R. Kunkel, Alan D. Matula and Gerard D. Neugent, being all of the directors of the Company immediately prior to the Effective Time, resigned and ceased to be directors of the Company. As a result of the consummation of the Merger and immediately following the Effective Time, the directors of Merger Sub in office immediately prior to the consummation of the Merger, comprising of Sachin Shah, Jon Bayer, Anne Schaumburg and Gregory Morrison, became the directors of the Company and will be the directors of the Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

There are no arrangements or understandings between any of Sachin Shah, Jon Bayer, Anne Schaumburg and Gregory Morrison and any other persons pursuant to which Sachin Shah, Jon Bayer, Anne Schaumburg and Gregory Morrison, as applicable, was selected as a director of the Company. None of Sachin Shah, Jon Bayer, Anne Schaumburg and Gregory Morrison has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

280G Tax Reimbursement Arrangements

In accordance with the terms of the Merger Agreement, on April 30, 2024, the Company entered into tax reimbursement agreements (the “Tax Reimbursement Agreements”) with certain employees of the Company, including named executive officers Anant Bhalla and Axel André, to provide a reimbursement payment to each such named executive officer in respect of the excise taxes imposed under Section 4999 of the Code on such employee in relation to such employee’s change in control payments and benefits relating to the transactions contemplated by the Merger Agreement. The tax reimbursement payment generally will place each of Messrs. Bhalla and André in the same after-tax position that he would have been in had no excise tax applied. The forgoing description of the Tax Reimbursement Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Tax Reimbursement Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Transaction Incentives

In accordance with the terms of the Merger Agreement, on April 30, 2024, the Company approved grants of one-time cash awards, payable upon and contingent on the occurrence of the Closing (each, a “Transaction Incentive”), to the following named executive officers in the corresponding amount: (1) Mr. Bhalla ($13,040,000), (2) Mr. André ($175,000), (3) Jim Hamalainen ($175,000) and (4) Jeffrey Lorenzen ($500,000), to recognize the contribution of such named executive officers to the consummation of the Merger. Such amounts are in addition to the Transaction Incentive awards previously disclosed by the Company in its Annual Report on Form 10-K filed with the SEC on February 29, 2024. The Transaction Incentive awarded to Mr. Bhalla included consideration in lieu of the value attributable to Tranche D of the VWAP PSUs.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the articles of incorporation and bylaws of the Company were amended and restated in substantially the form of the articles of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time (respectively, the “Articles of Incorporation” and “Bylaws”). Copies of the Articles of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

Press Release

On May 2, 2024, the Parent and Company issued a joint press release announcing the consummation of the Merger. The joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Post-Effective Merger

On the date that is three business days after the Effective Time, the Company intends to enter into an Agreement and Plan of Merger with American National Group, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Parent (“ANAT”), pursuant to which, among other things, (i) ANAT will be merged with and into the Company (the “Post-Effective Merger”), with the Company being the surviving company in the Post-Effective Merger and (ii) the Company will become the successor issuer of ANAT’s preferred shares designated as “Preferred Stock, Series C”. The issued and outstanding shares of Company Preferred Shares will be unaffected by the Post-Effective Merger and will remain outstanding and continue to be listed and traded on the New York Stock Exchange.

Reincorporation

Following the Post-Effective Merger, the Company intends to (i) discontinue its existence as an Iowa Corporation as provided under the Iowa Business Corporation Act (the “IBCA”), including Section 931 of the IBCA, and (ii) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), including Section 388 of the DGCL, continue its existence as a corporation incorporated in the State of Delaware (the “Reincorporation”). In connection with the Reincorporation, the Company intends to change its name from American Equity Investment Life Holding Company to American National Group Inc.

In connection with the Reincorporation, the Company intends to (i) file a plan of domestication and articles of domestication with the Secretary of State of the State of Iowa, (ii) file a certificate of conversion and a certificate of incorporation with the Secretary of State of the State of Delaware and (iii) adopt new bylaws of the Company to govern its existence as a Delaware corporation.

The issued and outstanding shares of Company Preferred Shares will be unaffected by the Reincorporation and will remain outstanding and continue to be listed and traded on the New York Stock Exchange. However, in connection with the Reincorporation, the CUSIP for the Series A Preferred Stock will change to 025676800 and the CUSIP for the Series B Preferred Stock will change to 025676883.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 4, 2023, by and among the Company, the Parent and Merger Sub and, solely for the purposes set forth therein, BAM* (Incorporated by reference to Exhibit 2.1 to Form 8-K filed July 5, 2023) (*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.)

3.1	Articles of Incorporation of American Equity Investment Life Holding Company.

3.2	Fifth Amended and Restated Bylaws American Equity Investment Life Holding Company.

10.1	CEO Separation Letter, dated as of April 30, 2024, by and between the Company and Anant Bhalla.

10.2	Form of Tax Reimbursement Agreement.

99.1	Joint Press Release, dated May 2, 2024.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: May 2, 2024	By:	/s/ Anant Bhalla
Anant Bhalla
Chief Executive Officer and President